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                                                                   EXHIBIT 21.1

                    SUBSIDIARIES OF FIRST WAVE MARINE, INC.

       NAME OF SUBSIDIARY OR ORGANIZATION                           STATE OF INCORPORATION
       ----------------------------------                           ----------------------
     Newpark Shipbuilding-Brady Island, Inc.*                                Texas

     Newpark Shipbuilding-Greens Bayou, Inc.*                                Texas

          Newpark Shipbuilding-Pasadena, Inc.*                               Texas

     Newpark Shipbuilding-Pelican Island, Inc.*                              Texas

     Newpark Shipbuilding-Galveston Island, Inc.*                            Texas

                  EAE Industries, Inc.                                       Texas

                  EAE Services, Inc.                                         Texas

              FirstWave Management, Inc.                                    Delaware

* Doing business under the assumed name of "Newpark Shipbuilding".